UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 18, 2005

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MICROTEK MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

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Georgia	0-24866	58-1746149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13000 Deerfield Parkway, Suite 300, Alpharetta, Georgia 30004
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code:  (678) 896-4400

512 Lehmberg Road, Columbus, Mississippi 39702
(Former name or former address, if changed since last report)

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        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On May 18, 2005, the Compensation Committee of the Board of Directors approved the Annual Executive Performance Bonus Plan for 2005 for the Company’s executive personnel. Under this Plan, executive personnel are eligible for bonuses of 50% to 75% of their total base salary for 2005 if the Company’s financial performance meets or exceeds specified quarterly and annual financial objectives. The Company maintains a similar bonus plan for its non-executive salaried personnel. If the Company’s actual performance exceeds or is less than the target goals for the year (subject to specified minimum performance criteria and maximum bonus potential), the bonus payments may exceed or be less than the stated bonus potential.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial Statements. N/A

(b)	Pro Forma Financial Information. N/A

(c)	Exhibits.

Exhibit Number	Description

10.1	Annual Executive Performance Bonus Plan

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTEK MEDICAL HOLDINGS, INC.

Date: May 19, 2005	By: /s/ Dan R. Lee
Dan R. Lee, Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Annual Executive Performance Bonus Plan

4